Exhibit 10.1.2
[Translation of Chinese original]
SUPPLEMENTAL AGREEMENT
For the
SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY EQUITY
TRANSFER
By and Among
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD.
JUANJUAN TANG
And
JINYU FAN

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is entered into on this 8th day of April 2008 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	JUANJUAN TANG, a natural person and citizen of the People’s Republic of China whose ID card number is 310103195712232046 and whose residential address is No. 2, Lane 520, Shunchang Road, Shanghai;

JINYU FAN, a natural person and citizen of the People’s Republic of China whose ID card number is 310104195808141612 and whose residential address is No. 18, Lane 481, Taixing Road, Shanghai; (Juanjuan Tang and Jinyu Fan are hereinafter collectively referred to as “Party B”); and

(3)	SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY, a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai (the “Company”).
WHEREAS:
(A)	On April 8, 2008, the Parties executed an Equity Transfer Agreement (the “Equity Transfer Agreement”) providing for the transfer by Party B to Party A of 100 percent of the Equity of the Company (the “Proposed Equity Transfer”), of which Juanjuan Tang is to transfer 60 percent of the Equity to Party A, and Jinyu Fan is to transfer 40 percent of the Equity to Party A.

(B)	On April 8, 2008, the Parties additionally executed with Redgate Media Inc. (the “Proposed Listed Company”) an agreement (the “Share Issuance Agreement”) whereby the Proposed Listed Company is to issue shares of the Proposed Listed Company or pay a cash consideration to Party B once certain conditions have been fulfilled.

(C)	The Parties have agreed to provide for matters not covered in the Equity Transfer Agreement and the Share Issuance Agreement by entering into this Agreement.
NOW, THEREFORE, following amicable negotiations, the Parties have agreed on the Agreement as follows:
1.	Definitions
1.1	Unless otherwise provided or required by the context, relevant terms in this Agreement shall have the same meanings as those assigned to them in the Equity Transfer Agreement.

1.2	Unless otherwise provided or required by the context:

1.2.1.	any reference to a contract, agreement or document mentioned herein shall include such contract, agreement or document as may be amended, supplemented or substituted from time to time;

1.2.2	any reference to a person mentioned in this Agreement or other related contract, agreement or document shall include such person’s successors and permitted assigns;

1.2.3	any reference to an Article or Appendix mentioned herein shall refer to the Article and Appendix of and to this Agreement; and

1.2.4	“Party” shall refer to any of the Parties hereto and “Parties” or “Each Party” shall refer to each Party or all of the Parties hereto.
2.	Payment of Offshore Consideration and Vesting of Retained Profits

2.1	Pursuant to the Equity Transfer Agreement, Party B agrees to transfer the Company’s Equity to Party A for the price of Renminbi Five Million (RMB5,000,000) (the “Transfer Price”) and Party A agrees to purchase the Company’s Equity from Party B for the Transfer Price. The Transfer Price will be paid by Party A to Party B in accordance with the Equity Transfer Agreement.

2.2	Pursuant to the Share Issuance Agreement, Party A agrees, based on such factors as the performance of the Company and the actual progress of the listing of the Proposed Listed Company on the stock exchange, to issue to Party B shares of the Proposed Listed Company or pay a certain amount of cash as consideration for the services provided to the Company by Party B and other matters (the “Offshore Consideration”).

2.3	With a view to fully safeguarding the interests of Party B, the Parties confirm and agree that:
2.3.1	the Company’s 2007 distributable profits (the “2007 Profits”) shall vest in Party B, unless the circumstance set forth in Article 2.3.3 arises. For this purpose, the Parties agree to have, after the execution hereof, PricewaterhouseCoopers confirm the specific amount of the 2007 Profits in accordance with generally accepted international accounting standards. When calculating the 2007 Profits, all past losses (if any) shall first be written down and the allocation to the statutory common reserve shall be made. Additionally, PricewaterhouseCoopers shall confirm the total amount of the Company’s receivables (the “Receivables”) and payables (the “Payables”) as of December 31, 2007;

2.3.2	unless payment is made to Party B pursuant to Article 2.3.4, the 2007 Profits shall not, for the time being, be paid to Party B; however, the Company shall enter the 2007 Profits in its accounts as profits distributable by the Company to Party B;

2.3.3	if the Proposed Listed Company complies with the Share Issuance Agreement by paying the Offshore Consideration to Party B, the entire amount of the

2007 Profits shall vest in, and be disposed of directly by, Party A; Party B undertakes that on the date of payment of the Offshore Consideration, it shall no longer have any rights in the 2007 Profits and shall not assert any claims against Party A or the Company in respect of the 2007 Profits;
2.3.4	if the Proposed Listed Company fails to realize its initial public offering of shares and listing on or prior to December 31, 2010 and Party B has not received the shares or cash consideration in accordance with Article 2.2(d) of the Share Issuance Agreement, the 2007 Profits shall be paid to Party B;

2.3.5	the Party that ultimately actually receives the 2007 Profits shall bear the income tax payable on said profits; and

2.3.6	until the payment of the Offshore Consideration, Party A shall not, as the shareholder of the Company, withdraw any funds from the Company; Party B shall ensure that all of the Receivables are recovered in full and returned to the Company and, while ensuring the Company’s normal cash flow, will determine the time and method of payment of the 2007 Payables, provided that Party B promptly informs Party A thereof.
2.4	In the event of any discrepancy between the provisions of this Article and the Equity Transfer Agreement, the provisions of this Article shall prevail.

3.	Corporate Governance

Party A undertakes that, until the Offshore Consideration is paid, it will not require the Company, without the consent of the majority of Party B and the consent of Party A, to:

3.1	distribute profits;

3.2	reduce its registered capital;

3.3	carry out any borrowing, financing or advanced payment transaction with Party A, an affiliate of Party A, an affiliate of the Company or any director of the foregoing companies that is prejudicial to the Company’s interests;

3.4	merge, enter into an equity joint venture, divide, make a material asset transfer or make any other change in its capital that would be sufficient to have a material adverse effect on the Company; or

3.5	dissolve or liquidate.

4.	Liability for Breach of Agreement

4.1	If a Party breaches any of the provisions hereof, the Party in breach shall compensate the non-breaching Parties for all claims, expenses, costs, losses and liabilities incurred or arising in connection with said breach, whether directly or indirectly. If the Party in breach is one of the parties comprising Party B and/or the Company, Party B shall bear joint and several liability in respect of the compensation for such breach.

4.2	Without prejudice to any of the other provisions of this Article 4, if any Party fails to perform any of said Party’s obligations hereunder, the non-breaching Parties shall, in addition to exercising any other rights and remedies available hereunder, have the right to demand that the Party in breach actually perform the relevant obligation and the Parties expressly waive the defense of sufficiency of damages.

5.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

6.	Language

This Agreement is made in Chinese in six (6) counterparts, of which Party A shall hold one original and each party comprising of Party B shall hold one original.

7.	Effectiveness

This Agreement shall enter into effect on the date when it is signed/sealed by the Parties or their authorized representatives.
IN WITNESS WHEREOF, this Agreement is executed by the Parties on the date first set forth above.

Execution Page
Party A:
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [company seal]

By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu

Party B:
JUANJUAN TANG

Signature:	/s/ Juanjuan Tang

JINYU FAN
Signature:	/s/ Jinyu Fan

SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY [company seal]

By:	/s/ Juanjuan Tang
Name of Legal Representative: Juanjuan Tang

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